SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	October 31, 2006

Oshkosh Truck Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.	Results of Operations and Financial Condition.

        On October 31, 2006, Oshkosh Truck Corporation (the “Company”) issued a press release (the “Press Release”) announcing its earnings for the fourth quarter and fiscal year ended September 30, 2006 and its outlook for fiscal 2007. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

        On October 31, 2006, the Company held a conference call in connection with the Company’s announcement of its earnings for the fourth quarter and fiscal year ended September 30, 2006 and its outlook for fiscal 2007. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein. An audio replay of such conference call and the related question and answer session will be available for at least twelve months on the Company’s web site at www.oshkoshtruckcorporation.com.

        The information, including without limitation all forward-looking statements, contained in the Press Release, the Script and related slide presentation on the Company’s web site (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of October 31, 2006. The Company has adopted a policy that if the Company makes a determination that it expects the Company’s earnings per share for future periods for which projections are contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session to be lower than those projections, then the Company will publicly disseminate that fact. The Company’s policy also provides that if the Company makes a determination that it expects the Company’s earnings per share for future periods to be at or above the projections contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session, then the Company does not intend to publicly disseminate that fact. Except as set forth above, the Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly conference call, if at all.

        The Press Release, the Script and the Slide Presentation contain, and representatives of the Company made, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release, the Script and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the captions “Accuracy of Assumptions” and “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

        In this Current Report on Form 8-K, “we,” “us,” “our” or “ours” refers to Oshkosh Truck Corporation.

ACCURACY OF ASSUMPTIONS

        The expectations reflected in the forward-looking statements, in particular those with respect to projected sales, costs, earnings, capital expenditures, debt levels and cash flows, are based in part on certain assumptions we make, some of which are referred to in, or as part of, the forward-looking statements. Such assumptions include, without limitation, those relating to our ability to close and integrate JLG Industries, Inc. (“JLG”) as well as integrate AK Specialty Vehicles (“AK”) and Iowa Mold Tooling Co., Inc. (“IMT”) and achieve targeted synergies for each acquisition; our ability to turnaround the Geesink Norba Group business sufficiently to support our current valuation resulting in no non-cash impairment charge for Geesink Norba Group goodwill; our ability to grow our operating income despite anticipated lower industry demand resulting from changes to diesel engine emissions standards effective January 1, 2007; our estimates for the level of concrete placement activity, housing starts, non-residential construction spending and mortgage rates; the performance of the U.S. and European economies generally; our expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; our ability to achieve cost reductions and operating efficiencies, in particular at JLG, McNeilus Companies, Inc. and the Geesink Norba Group; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the Medium Tactical Vehicle Replacement follow-on contract, the Logistics Vehicle System Replacement contract and international defense truck contracts; the expected level and timing of U.S. Department of Defense procurement of replacement parts and services and funding thereof; our estimates for capital expenditures of rental companies for JLG’s products, of municipalities for fire and emergency and refuse products, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with us; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; the availability of chassis components including engines and commercial chassis generally; our planned spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; our estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; anticipated levels of capital expenditures; our estimates for costs relating to litigation, product warranty, product liability, insurance, stock options and restricted stock awards, personnel and raw materials; our estimates for debt levels, interest rates, working capital needs and effective tax rates; and that we do not complete any further acquisitions other than JLG. We cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to have been correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on our ability to achieve the results that the forward-looking statements contemplate.

RISK FACTORS

Our markets are highly cyclical and a decline in these markets could have a material adverse effect on our operating performance.

        A decline in overall customer demand in our cyclical commercial and fire and emergency markets could have a material adverse effect on our operating performance. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Domestic and European refuse markets are also highly cyclical and impacted by the strength of the economy generally and municipal tax receipts. Fire and emergency markets are modestly cyclical and are impacted by the economy generally and municipal tax receipts. If these markets face downturns, then there could be a material adverse effect on our net sales, financial condition, profitability and/or cash flows. Furthermore, our commercial business saw an increase in orders in fiscal 2006 as customers pre-purchased truck chassis in anticipation of changes in diesel engine emissions standards effective January 1, 2007, which we believe is likely to result in a reduction in sales in 2007.

        Additionally, the recent surge in our defense business is due in significant part to demand for defense trucks, replacement parts and services and truck remanufacturing arising from the conflict in Iraq. Events such as this are unplanned, and we cannot predict how long this conflict will last or the demand for our products that will arise out of such an event. Accordingly, we cannot provide any assurance that the increased defense business as a result of this conflict will continue.

        Finally, JLG operates in a highly cyclical market impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by non-residential construction spending and by other factors. In addition, JLG’s business is highly seasonal with the majority of its sales occurring in the spring and summer months, which constitute the traditional construction season. If we complete the acquisition of JLG as anticipated in December 2006 or January 2007, then we will be subject to the risk of a downturn in JLG’s cyclical market.

We may not be able to complete or successfully integrate the acquisition of JLG, which may have a material adverse impact on our future growth and operating performance.

        Although we anticipate closing the acquisition of JLG in December 2006 or January 2007, the merger agreement is subject to standard closing conditions and terminations provisions. We may not be able to complete the acquisition of JLG, which could adversely affect our future growth. If we complete the acquisition of JLG, realization of the benefits and synergies of the acquisition will require integration of JLG’s sales and marketing, distribution, manufacturing, engineering and administrative organizations. The successful integration of JLG will require substantial attention from our management team. The diversion of management attention, as well as any other difficulties we may encounter in the integration process, could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows. We cannot provide any assurance that we will be able to integrate the operations of JLG successfully, that we will be able to realize anticipated synergies from the acquisition or that we will be able to operate the JLG business as profitably as anticipated after the acquisition.

Our high leverage and debt service obligations could increase our vulnerability to general adverse economic and industry conditions and limit our ability to obtain future financing.

        As a result of financing the JLG acquisition, we will be highly leveraged, which will cause us to incur additional interest expense. After the completion of the acquisition of JLG, we expect to have approximately $3.3 billion of debt outstanding, and we may increase debt in the future to fund operations. Our ability to make required payments of principal and interest on our debt will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Based upon our current level of operations, we believe that cash flow from operations, available cash and available borrowings under the new credit facilities we plan to enter into in connection with the acquisition of JLG will be adequate to meet our future liquidity needs. However, we cannot provide any assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available under our credit facilities in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs. In addition, our new credit facilities will contain financial and restrictive covenants that may limit our ability to, among other things, borrow additional funds or take advantage of business opportunities. Our failure to comply with such covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our financial condition, results of operations and debt service capability.

        Our high level of debt and the covenants contained in our credit facilities could have important consequences for our operations, including:

•	Increase our vulnerability to general adverse economic and industry conditions and detract from our ability to withstand successfully a downturn in our markets or the economy generally;

•	Require us to dedicate a substantial portion of our cash flow from operations to required payments on debt, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development and other general corporate activities;

•	Limit our ability to obtain additional financing in the future to fund working capital, capital expenditures and other general corporate requirements;

•	Limit our flexibility in planning for, or reacting to, changes in our business and the markets we serve;

•	Place us at a competitive disadvantage compared to less leveraged competitors; and

•	Make us vulnerable to increases in interest rates because debt under our credit facilities may be at variable rates.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

        We are dependent on U.S. and foreign government contracts for a substantial portion of our business. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•	Our business is susceptible to changes in the U.S. defense budget, which may reduce revenues that we expect from our defense business.

•	The U.S. government may not appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive.

•	Most of our government contracts are fixed-price contracts, and our actual costs may exceed our projected costs, which could result in lower profits or net losses under these contracts.

•	We are required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•	Competitions for the award of defense truck contracts are intense, and we cannot provide any assurance that we will be successful in the defense truck procurement competitions in which we participate.

•	Certain of our government contracts could be suspended or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

•	Our defense products undergo rigorous testing by the customer and are subject to highly technical requirements. Any failure to pass these tests or to comply with these requirements could result in unanticipated retrofit costs, delayed acceptance of trucks or late or no payments under such contracts.

•	Our government contracts are subject to audit, which could result in adjustments of our costs and prices under these contracts.

•	Our defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, we must make adjustments to personnel and production resources.

•	We are also currently experiencing difficulties with sourcing sufficient vehicle carcasses to maintain our defense truck remanufacturing schedule, which creates uncertainty for this area of our business in the short-term.

If we are unable to successfully turnaround the profitability of our Geesink Norba Group, then we may be required to record a non-cash impairment charge for Geesink Norba Group goodwill.

        During fiscal 2004 and 2005, the Geesink Norba Group operated at a loss due to the weak European economy, declines in selling prices in its markets, operational inefficiencies and increased material, labor and warranty costs related to the launch of a new Geesink-branded rear loader. Although the Geesink Norba Group operated at a profit in fiscal 2006 and we have taken steps to turn around the business of the Geesink Norba Group, including reducing its work force, installing new executive leadership, implementing lean manufacturing practices, introducing new products and outsourcing components to lower cost manufacturing sites, we cannot provide any assurance that the Geesink Norba Group will continue to operate profitably or that such activities will be successful. In fiscal 2007, we anticipate that slowing demand in the United Kingdom and chassis supply issues in France will delay the Geesink Norba Group turnaround. In addition, we may incur costs to continue to implement any such turnaround beyond our current expectations for such costs. Further, if we are unable to continue to turnaround the business of the Geesink Norba Group, then we may be required to record a non-cash impairment charge for Geesink Norba Group goodwill, and there could be other material adverse effects on our net sales, financial condition, profitability and/or cash flows.

If we are unable to successfully introduce or produce the Revolution® composite concrete mixer drum, then the revenues and earnings of our commercial segment may be adversely impacted.

        We have made and will continue to make significant investments in technology and manufacturing facilities relating to the Revolution composite concrete mixer drum product, and we anticipate that this product will contribute to growth in revenues and earnings of our commercial segment. However, we cannot provide any assurance that such growth will result. Without limitation:

•	The Revolution drum is a new product in the concrete placement market that uses new technology, and we cannot provide any assurance that the concrete placement market will broadly accept this product.

•	Even if market demand for the Revolution drum meets our expectations, we may not be able to sustain high volume production of this product at projected costs and on projected delivery schedules, which could result in lower profits or net losses relating to this product.

•	Our plans include taking additional actions and making additional investments to introduce different versions of the Revolution drum and to introduce the product in markets outside the United States, and there will be additional risks associated with these efforts.

•	We cannot provide any assurance that competitors will not offer products in the future that compete with the Revolution drum, which would impact our ability to sell this product at targeted prices.

•	Because the Revolution drum is a new product, we have experienced and may continue to experience higher costs for warranty and other product related claims.

We have expanding international operations, the conduct of which subject us to risks that may have a material adverse effect on our business.

        For the fiscal year ended September 30, 2006, approximately 17.7% of our net sales were attributable to products sold outside of the United States, and expanding international sales, including through the pending acquisition of JLG, which had $610.7 million of revenues from outside of the United States in its fiscal year ended July 31, 2006, is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are subject to fluctuations in exchange rates and other risks associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

        The results of operations and financial condition of our subsidiaries that conduct operations in foreign countries are reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, which are stated in U.S. dollars. In addition, we have certain firm orders in backlog that are denominated in U.K. Pounds Sterling and certain agreements with subcontractors denominated in U.K. Pounds Sterling and Euros, which will subject us to foreign currency transaction risk to the extent they are not hedged. The completion of our pending acquisition of JLG will increase our exposure to foreign currency transaction risk as JLG generates a portion of its revenues in foreign currencies, including Euros, U.K. Pounds Sterling and Australian Dollars. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro and the U.K. Pound Sterling, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods.

Competition in our industries is intense and we may not be able to continue to compete successfully.

        We operate in highly competitive industries. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than us and we are facing competitive pricing from new entrants in certain markets. Our products may not continue to compete successfully with the products of competitors, and we may not be able to retain or increase our customer base or to improve or maintain our profit margins on sales to our customers, all of which could adversely affect our net sales, financial condition, profitability and/or cash flows.

A disruption or termination of the supply of parts, materials, components and final assemblies from third-party suppliers could delay sales of our vehicles and vehicle bodies.

        We have experienced, and may in the future experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from sole source suppliers or subcontractors or incur a significant increase in the cost of these parts, materials, components or final assemblies. Such disruptions, terminations or cost increases could delay sales of our vehicles and vehicle bodies and could result in a material adverse effect on our net sales, financial condition, profitability and/or cash flows. A recent surge in over-the-road vehicle sales has created shortages of certain components we utilize. The shortages have also caused periodic delays or limitations on the receipt of chassis scheduled for mounting of our vehicle bodies across both our fire and emergency and commercial segments. It is likely that some or all of such shortages could diminish during fiscal 2007 due to new diesel engine emissions standards taking effect on January 1, 2007, but such conditions could re-occur later in fiscal 2007 or fiscal 2008 as customers resume their normal procurement patterns.

Additional Information and Where to Find It

This current report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of JLG Industries by Oshkosh Truck. In connection with the proposed acquisition, JLG Industries plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF JLG INDUSTRIES ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of JLG Industries. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by JLG Industries with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and JLG Industries’ other filings with the SEC may also be obtained from JLG Industries. Free copies of JLG Industries’filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.

Oshkosh Truck, JLG Industries and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG Industries’shareholders in favor of the proposed acquisition. Information regarding Oshkosh Truck’s directors and executive officers is available in Oshkosh Truck’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG Industries’ directors and executive officers is available in JLG Industries’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Oshkosh Truck Corporation Press Release dated October 31, 2006.

(99.2)	Script for conference call held October 31, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: October 31, 2006	By: /s/ Charles L. Szews
Charles L. Szews
Executive Vice President and
Chief Financial Officer

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated October 31, 2006

Exhibit
Number

(99.1)	Oshkosh Truck Corporation Press Release dated October 31, 2006.

(99.2)	Script for conference call held October 31, 2006.